UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2014

QCR Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-22208

Delaware	42-1397595
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

3551 Seventh Street
Moline, Illinois 61265
(Address of principal executive offices, including zip code)

(309) 743-7721
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 14, 2014, the Company held its annual meeting of stockholders in Davenport, Iowa.  Of the 7,915,362 shares of common stock issued and outstanding as of the record date for the meeting, 6,112,781shares were represented at the meeting in person or by proxy, constituting approximately 77% of the outstanding shares.

Four proposals were presented to the stockholders, and the final results of voting on each of the matters submitted to a vote during the annual meeting are as follows:

1.	For the election of four (4) Class III directors of the Company

NOMINEE	FOR	WITHHELD	BROKER N.V.
Michael L. Peterson	4,554,682	112,538	1,445,561
Ronald G. Peterson	4,546,616	120,604	1,445,561
John D. Whitcher	4,555,727	111,493	1,445,561
Marie Z. Ziegler	4,556,260	110,960	1,445,561

2.	To ratify, on an advisory basis, the appointment of Linda K. Neuman to the Board

FOR	AGAINST	ABSTAIN	BROKER N.V.
4,570,526	91,536	5,158	1,445,561

3.	To approve, in a non-binding, advisory vote the compensation of certain executive officers

FOR	AGAINST	ABSTAIN	BROKER N.V.
4,418,102	168,003	81,115	1,445,561

4.	To ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014

FOR	AGAINST	ABSTAIN	BROKER N.V.
6,093,708	7,404	9,252	2,417

 Item 8.01. Other Events.

(a)  On May 14, 2014, the Company reviewed a presentation at its annual meeting.  This presentation is available to view at the Company’s website, www.qcrh.com, and is also attached hereto as Exhibit 99.1.

(b) On May 15, 2014, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Annual Meeting Presentation
99.2	Press release dated May 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR Holdings, Inc.

Dated: May 15, 2014	By:	/s/ Todd A. Gipple
Todd A. Gipple
Executive Vice President, Chief Operating Officer and Chief Financial Officer